                                                                    EXHIBIT 23.1


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Palm Harbor Homes, Inc. and subsidiaries, and in the Registration Statement (Form S-8 No. 333-24135) pertaining to the Palm Harbor Homes, Inc. Employee Savings Plan, and in the Registration Statement (Form S-3 No. 333-52535) and in the related Prospectus of Palm Harbor Homes, Inc. and subsidiaries of our report dated April 30, 1999, with respect to the consolidated financial statements included in the 1999 Annual Report to Shareholders of Palm Harbor Homes, Inc. and subsidiaries.


                                                           /s/ Ernst & Young LLP



Dallas, TX
June 11, 1999